EXHIBIT 10.1



       CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                           Between

                    CYTOGEN CORPORATION,

            SOUTHBROOK INTERNATIONAL INVESTMENTS,
                             LTD.,

                 WESTOVER INVESTMENTS, L.P.,

                 MONTROSE INVESTMENTS, L.P.,

                        HERACLES FUND,

                     THEMIS PARTNERS, L.P.

           BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.

                            and

           BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.

                 Dated as of December 9, 1997


     CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 9, 1997, between Cytogen Corporation, a Delaware corporation (the "Company") and Southbrook International Investments, Ltd., a corporation organized and existing under the laws of the British Virgin Islands ("Southbrook"), Westover Investments L.P., a Delaware limited partnership ("Westover"), Montrose Investments L.P., a Cayman Islands exempt limited partnership ("Montrose"), Heracles Fund, a Cayman Islands exempt company ("Heracles"), Themis Partners, L.P., a Delaware limited partnership ("Themis"), Brown Simpson Strategic Growth Fund, L.P., a New York limited partnership ("Brown Simpson LP") and Brown Simpson Strategic Growth Fund, Ltd., a Cayman Islands exempt company ("Brown Simpson Limited"). Southbrook, Westover, Montrose, Heracles, Themis and Brown Simpson LP and Brown Simpson Limited are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers."

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, shares of the Company's 6% Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred"), the Company's 6% Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred") and the Company's 6% Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred" and together with the Series B Preferred and the Series C Preferred, the "Preferred Stock").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:


                            ARTICLE I

              PURCHASE AND SALE OF PREFERRED SHARES

     1.1 Purchase and Sale. (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company: (i) 750 shares of Series B Preferred (the "Series B Shares"); (ii) up to 1,250 shares of Series C Preferred (the "Series C Shares"); and (iii) up to 1,250 shares of Series D Preferred (the "Series D Shares" and together with the Series B Shares and the Series C Shares, the "Shares"). Notwithstanding anything to the contrary set forth in this Agreement, the aggregate number of Shares to be sold hereunder shall not exceed 2,000 (the "Maximum Share Amount").

          (b) The Series B Preferred shall have the respective rights, preferences and privileges set forth in Exhibit A attached hereto (the "Series B Terms"), which shall be incorporated into a Certificate of Designation to be approved by the Purchasers and filed on or prior to the Series B Closing (as defined below) by the Company with the Secretary of State of Delaware (the "Series B Designation"). The Series C Preferred and Series D Preferred shall have respective rights, preferences and privileges identical to the Series B Terms, mutatis mutandis, and shall rank pari passu with the Series B Preferred with regard to dividends, liquidation, voting rights and any other preferential rights designated therein, except that the Conversion Price (as defined below) for conversion of the Series C Shares and Series D Shares shall be determined as of the Original Issue Date (as defined below) for such Series C and Series D Shares.

     The Series C Preferred and Series D Preferred shall be authorized pursuant to certificates of designation prepared by the Company, subject to the approval of the Purchasers, and filed at or prior to the Series C Closing Date (as defined below) and Series D Closing Date (as defined below), as applicable, by the Company with the Secretary of State of Delaware (such certificates of designation, together with the Series B Designation, are referred to as the "Certificates of Designation").

     For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date" "Trading Day" and "Per Share Market Value" shall have the meanings set forth in Exhibit A; and "Market Price" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date.

     1.2 Purchase Price. The purchase price per Share shall be $10,000.

     1.3  The Closings.

          (a) The Series B Closing. (i) The closing of the purchase and sale of the Series B Shares (the "Series B Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree, but not prior to the date that the conditions set forth in
Section 4.1 have been satisfied or waived by the appropriate party. The date of the Series B Closing is hereinafter referred to as the "Series B Closing Date." At the Series B Closing, the Company shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, 750 Series B Shares for an aggregate purchase price of $7,500,000 (the "Series B Purchase Price").

               (ii) At the Series B Closing, (a) the Company shall deliver to each Purchaser one or more stock certificates representing the Series B Shares purchased by such Purchaser as set forth next to such Purchaser's name on Schedule 1 attached hereto, each registered in the name of such Purchaser, and all other documents, instruments and writings required to have been delivered at or prior to the Series B Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, dated the date hereof, by and between the Company and the Purchasers, in the form of Exhibit B (the "Registration Rights Agreement"), and (b) each Purchaser shall deliver to the Company the portion of the Series B Purchase Price set forth next to its name on Schedule 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Series B Closing Date, and all documents, instruments and writings required to have been delivered at or prior to the Series B Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.

          (b) The Series C Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall, if the average Per Share Market Value for the thirty Trading Days prior to the date of the Series C Subsequent Financing Notice is greater than $2.00, have the right to deliver a written notice to the Purchasers (a "Series C Subsequent Financing Notice") requiring the Purchasers to purchase Series C Shares. The Company may deliver a Series C Subsequent Financing Notice no earlier than 90 days after the effective date of the Underlying Shares Registration Statement relating to the securities issued at the Series B Closing Date and no later than 270 days after the effective date of such Registration Statement (such 270th day, the "Series C Closing Expiration Date") and such Series C Subsequent Financing Notice shall set forth the dollar amount of Series C Shares that the Company intends to sell to the Purchasers, provided, however, that the minimum amount of such sale and purchase shall be $1,500,000 and the maximum amount of such sale and purchase shall be based upon the average Per Share Market Value for the thirty Trading Days prior to the date of the Series C Closing as follows: if such average price is greater than $2.00 but less than $2.50 then the maximum funding shall be $4,000,000; if such average price is equal to or greater than $2.50 but less than $3.00 then the maximum funding shall be $5,500,000; if such average price is equal to or greater than $3.00 but less than $3.75 then the maximum funding shall be $7,000,000; if such average price is equal to or greater than $3.75 but less than $4.50 then the maximum funding shall be $10,000,000; and if such average price is equal to or greater than $4.50 then the maximum funding shall be $12,500,000; provided, further, that the Purchasers shall not be required to purchase any Series C Shares if the average Per Share Market Value for the thirty Trading Days prior to the date of the Series C Closing is less than $2.00. At the Series C Closing each Purchaser shall be obligated (subject to the terms and conditions herein) to purchase such portion of such Series C Shares as equals such Purchaser's pro rata portion of the purchase price for the Series B Shares issued and sold at the Series B Closing. The closing of the purchase and sale of the Series C Shares (the "Series C Closing") shall take place at the offices of Robinson Silverman on such date indicated in the Series C Subsequent Financing Notice (which may not be prior to the 15th Trading Day or subsequent to the 30th Trading Day after receipt by the Purchasers of the Subsequent Financing Notice, or as otherwise agreed to by the parties); provided that in no case shall the Series C Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Series C Closing is hereinafter referred to as the "Series C Closing Date" and the purchase price paid for the Series C Shares is hereinafter referred to as the "Series C Purchase Price.")

               (ii) At the Series C Closing, (a) the Company shall deliver (A) to each Purchaser (1) a pro rata portion of the Series C Shares (determined by reference to the amount of Series B Shares issued and sold at the Series B Closing) to be issued and sold thereat (or such other amount upon which the parties may agree), registered in the name of the appropriate Purchaser, (2) the legal opinion referenced in Section 4.2(xii), substantially in the form attached hereto as Exhibit C, and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series C Closing by the Company to the Purchasers pursuant to this Agreement; and (b) each Purchaser shall deliver to the Company (1) the purchase price for the Series C Shares being purchased by it at the Series C Closing in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Series C Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series C Closing by such Purchaser pursuant to this Agreement.

          (c) The Series D Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall, if the average Per Share Market Value for the thirty Trading Days prior to the date of the Series D Subsequent Financing Notice is greater than $2.00 and if the sum of the Series B Purchase Price and the Series C Purchase Price is less than $20,000,000, have the right to deliver a written notice to the Purchasers (a "Series D Subsequent Financing Notice") requiring the Purchasers to purchase Series D Shares. The Company may deliver a Series D Subsequent Financing Notice no earlier than 90 days after the effective date of the Underlying Shares Registration Statement relating to the securities issued at the Series C Closing Date and no later than 270 days after the effective date of such Registration Statement (such 270th day,, the "Series D Closing Expiration Date") and such Subsequent Financing Notice shall set forth the dollar amount of Series D Shares that the Company intends to sell to the Purchasers, provided, however, that the minimum amount of such sale and purchase shall be $1,500,000 and the maximum amount of such sale and purchase shall be based upon the average Per Share Market Value for the thirty Trading Days prior to the date of the Series D Closing as follows: if such average price is greater than $2.00 but less than $2.50 then the maximum funding shall be $4,000,000; if such average price is equal to or greater than $2.50 but less than $3.00 then the maximum funding shall be $5,500,000; if such average price is equal to or greater than $3.00 but less than $3.75 then the maximum funding shall be $7,000,000; if such average price is equal to or greater than $3.75 but less than $4.50 then the maximum funding shall be $10,000,000; and if such average price is equal to or greater than $4.50 then the maximum funding shall be $12,500,000; provided, further, that the Purchasers shall not be required to purchase any Series D Shares if the average Per Share Market Value for the thirty Trading Days prior to the date of the Series D Closing is less than $2.00, and provided, further, that in no event shall the aggregate purchase price of Shares sold and purchased pursuant to this Agreement exceed $20,000,000 and if the amount of Series D Shares to be sold and purchased at the Series D Closing would cause the aggregate purchase price of Shares sold pursuant to this Agreement to exceed $20,000,000 (including such Series D Shares to be sold and purchased) then the amount of Series D Shares to be sold at the Series D Closing shall be reduced to an amount so that the aggregate purchase price of Shares sold pursuant to this Agreement does not exceed $20,000,000. At the Series D
Closing each Purchaser shall be obligated (subject to the terms and conditions herein) to purchase such portion of such Series D Shares as equals such Purchaser's pro rata portion of the purchase price for the Series B Shares issued and sold at the Series B Closing. The closing of the purchase and sale of the Series D Shares (the "Series D Closing") shall take place at the offices of Robinson Silverman on such date indicated in the Series D Subsequent Financing Notice (which may not be prior to the 15th Trading Day or subsequent to the 30th Trading Day after receipt by the Purchasers of the Subsequent Financing Notice, or as otherwise agreed to by the parties); provided that in no case shall the Series D Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party. The date of the Series D Closing is hereinafter referred to as the "Series D Closing Date."

               (ii) At the Series D Closing, (a) the Company shall deliver (A) to each Purchaser (1) a pro rata portion of the Series D Shares (determined by reference to the amount of Series B Shares issued and sold at the Series B Closing) to be issued and sold thereat (or such other amount upon which the parties may agree), registered in the name of the appropriate Purchaser, (2) the legal opinion referenced in Section 4.1(xii), substantially in the form attached hereto as Exhibit C, and (3) all other documents, instruments and writings required to have been delivered at or prior to the Series D Closing by the Company to the Purchasers pursuant to this Agreement; and (b) each Purchaser shall deliver to the Company (1) the purchase price for the Series D Shares being purchased by it at the Series D Closing in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Series D Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series D Closing by such Purchaser pursuant to this Agreement.


                            ARTICLE II

                  REPRESENTATIONS AND WARRANTIES

     2.1  Representations, Warranties and Agreements of the
Company. The Company hereby makes the following representations and warranties to the Purchasers:

          (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively the "Subsidiaries"). Each of the Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Preferred Stock or any of the Transaction Documents (as defined below) in any material respect, (y) have or result in a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (x), (y) or (z), being a "Material Adverse Effect").

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Certificates of Designation and the Registration Rights Agreement are collectively referred to as the "Transaction Documents". The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, articles, by-laws or other charter documents.
Prior to each of the closing dates the respective Certificate of Designation has been filed with the Secretary of State of the State of Delaware and will be in full force and effect, enforceable against the Company in accordance with the terms thereof.

          (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or Schedule 2.1(c), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          (d) Issuance of Shares. The Shares are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "Liens"). The Company, as at the Series B Closing Date, the Series C Closing Date and the Series D Closing Date (each a "Closing Date"), as the case may be, will have and at all times while the Shares are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement and the Certificates of Designation with respect to the number of Shares issued and outstanding at such Closing Date and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) 175% times the maximum number of shares of Common Stock which would be issuable upon conversion of the Shares issued pursuant to the terms hereof with respect to the number of Shares issued and outstanding at such Closing Date were such conversion effected on the Original Issue Date for such Shares and (ii) the number of shares Common Stock which would be issuable upon payment of dividends on the Shares, assuming each Share is
outstanding for two years.   The shares of Common Stock issuable
upon conversion of the Shares and which may be issued as payment of dividends on the Shares are collectively referred to herein as the "Underlying Shares." When issued in accordance with the Certificates of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

          (e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not
(i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a Company debt or otherwise) to which the Company is a party or by which any property or asset of the Company is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, would not have a Material Adverse Effect.

          (f) Consents and Approvals. Except as specifically set forth in Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings of the Certificates of Designation with respect to the Preferred Stock with the Secretary of State of Delaware, which filings with respect to each of the Series B Shares, the Series C Shares and the Series D Shares shall be effected prior to the Series B Closing Date, the Series C Closing Date and the Series D Closing Date, as appropriate, (ii) the filing of Underlying Shares Registration Statements with the Securities and Exchange Commission (the "Commission"), which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (iii) the application(s) or any letter(s) acceptable to the Nasdaq National Market for the listing of the Underlying Shares with the Nasdaq National Market (and with any other national securities exchange or market on which the Common Stock is then listed), (iv) any filings, notices or registrations under applicable state securities laws, and (v) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not have or result in, individually or in the aggregate, a Material Adverse Effect (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

          (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined) there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Preferred Stock or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

          (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, except as could not reasonably be expected to, in any such case (individually or in the aggregate) have or result in a Material Adverse Effect.

          (i) Schedules. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (j)  Private Offering.  Neither the Company nor any
Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

          (k) SEC Documents; Financial Statements; No Adverse Change. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required; neither the Company nor any of its subsidiaries is in breach of any agreement where such breach would have or result in a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.
Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q for the period ended September 30, 1997, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed to the Purchasers by the Company. The Company last filed audited financial statements with the Commission on March 24, 1997, and has not received any comments from the Commission in respect thereof.

          (l) Seniority. No class of equity securities of the Company is senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise.

          (m) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate (an
"Affiliate") of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (n) Certain Fees. Except for Fees payable to Brown Simpson Asset Management, LLC pursuant to Section 3 of the letter agreement (the "Engagement Letter") dated December 1, 1997 between the Company and Brown Simpson Asset Management, no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each of the Purchasers, its employees, officers, directors, agents, and partners, and their respective Affiliates (as such term is defined under Rule 405 promulgated under the Securities Act), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

          (o) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Shares or the Underlying Shares other than the Disclosure Materials and any amendments and supplements thereto or (ii) solicited any offer to buy or sell the Shares or the Underlying Shares by means of any form of general solicitation or advertising. None of the Disclosure Materials or any other information provided to the Purchasers by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (p)  Form S-3 Eligibility.  The Company is, and at each
Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

          (q) Exclusivity. The Company shall not issue and sell the Preferred Stock to any Person other than the Purchasers pursuant to this Agreement other than with the specific prior written consent of each of the Purchasers.

          (r) Listing and Maintenance Requirements Compliance. The Company has not in the two years preceding the date hereof received notice (written or oral) from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. After giving effect to the transactions contemplated in this Agreement, the Company believes that it is in compliance with all such maintenance requirements.

          (s) Patents and Trademarks. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business, as currently conducted and as described in the SEC Documents, and which the failure to so have would have a Material Adverse Effect. Except as disclosed in Schedule 2.1(s), to the best knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business.

          (t) Acknowledgement of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon conversion of the Shares and payment of dividends thereon in accordance with the Certificates of Designation may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon conversion of the Shares and payment of dividends thereon in accordance with the Certificates of Designation is unconditional and absolute regardless of the effect of any such dilution.

          (u) Registration Rights; Rights of Participation. Except as described on Schedule 2.1(u) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document.

          (v) Title. Except as disclosed in Schedule 2.1(v), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (w) Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

     2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

          (a) Organization; Authority. Such Purchaser is a corporation duly incorporated or a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Purchaser of the Shares hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (b) Investment Intent. Such Purchaser is acquiring the Shares and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or Underlying Shares or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Underlying Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

          (c) Purchaser Status. At the time such Purchaser was offered the Shares, it was, and at the date hereof, it is, and at each Closing Date, it will be, an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(4) under the Securities Act.

          (d) Experience of Purchaser. Such Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and the Underlying Shares, and has so evaluated the merits and risks of such investment.

          (e)  Ability of Purchaser to Bear Risk of Investment.
Such Purchaser is able to bear the economic risk of an investment in the Shares and the Underlying Shares and, at the present time, is able to afford a complete loss of such investment.

          (f)  Access to Information.  Each Purchaser
acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the Underlying Securities and the merits and risks of investing in the Shares and the Underlying Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

          (g) Reliance. Each Purchaser understands and acknowledges that (i) the Shares are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

          The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                           ARTICLE III

                 OTHER AGREEMENTS OF THE PARTIES

     3.1 Transfer Restrictions. (a) If any Purchaser should decide to dispose of Shares (and upon conversion thereof any of the Underlying Shares) held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Shares or any Underlying Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register
(i) any transfer of Shares by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Any such transferee shall be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

          (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares and the Underlying Shares:

          [NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE] [THE SECURITIES REPRESENTED HEREBY HAVE NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

          [FOR SHARES ONLY] THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF DECEMBER 9, 1997, EXECUTED BY THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF CYTOGEN CORPORATION.

          The Underlying Shares issuable upon conversion of Shares or as payment of dividends thereon shall not contain the legend set forth above if the conversion of such Shares or the payment of such dividends occurs at any time while the Underlying Shares Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Shares Registration Statement at such time, if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

     3.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

     3.3 Furnishing of Information. As long as any Purchaser owns Shares or Underlying Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchasers with true and complete copies of all such filings. As long as any Purchaser owns Shares or Underlying Shares, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request and shall continue such qualification at all times through the third anniversary of the last Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

     3.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or the Underlying Shares to any Purchaser.

     3.6 Certain Agreements. As long as any Purchaser owns Shares, the Company shall not and shall cause the Subsidiaries not to, without the consent of the holders of all of the Shares then outstanding, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of any Purchaser; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under the Certificates of Designation and as would not adversely affect the rights of any Purchaser hereunder or under the Certificates of Designation; (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in any manner; or (iv) enter into any agreement with respect to any of the foregoing.

     3.7 Listing and Reservation of Underlying Shares. (a) The Company shall (i) not later than the fifth Business Day following the applicable Closing Date prepare and file with the Nasdaq National Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the Nasdaq National Market covering and listing a number of shares of Common Stock which is at least equal to 175% of the maximum number of Underlying Shares then issuable assuming the payment of all future dividends on the Shares then outstanding were made in shares of Common Stock, (ii) take all steps necessary to cause the Underlying Shares to be approved for listing in the Nasdaq National Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange.

          (b) The Company shall reserve for issuance upon conversion of the Shares and for payment of dividends thereupon in shares of Common Stock pursuant to the terms of the Certificates of Designation the number of shares to be listed on the Nasdaq National Market (and such other national securities exchange or market on which the Common Stock is then listed or traded) as set forth in Section 3.7(a). Shares of Common Stock reserved for issuance upon the conversion of the Shares as set forth in Section 3.7(a) shall be allocated pro rata to each of the Purchasers in accordance with the amount of Shares issued and delivered to such Purchaser at each Closing, as applicable.

     3.8 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of Shares or Underlying Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that from the 5th day after such redemption notice until such redemption price is paid in full, interest on any such unpaid amount shall accrue at the rate of 15% per annum.

     3.9 Notice of Breaches. (a) Each of the Company and each Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to, with respect to the Series C Closing, the Series C Closing Date and with respect to the Series D Closing, the Series D Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section 3.9 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

          (b) Notwithstanding the generality of Section 3.9(a) the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

          (c) The default by any Purchaser of any of its obligations, representations or warranties under any Transaction
Document shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under the Transaction Documents to any non-defaulting Purchaser.

     3.10 Conversion Obligations of the Company. The Company covenants to convert Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Certificates of Designation.

     3.11 Subsequent Registrations. Other than Underlying Shares and other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall not, for a period of not less than 90 Trading Days after the date that the Underlying Shares Registration Statement relating to the securities issued at the Series B Closing Date, the Series C Closing Date and the Series D Closing Date is declared effective by the Commission, without the prior written consent of the Purchasers, (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company. Any days that any Purchaser is unable to sell Underlying Shares under an Underlying Shares Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and
(ii) above.

     3.12 Press Release. The Company shall issue a press release within two Business Days of the Series B Closing Date, the Series C Closing Date and the Series D Closing Expiration Date, as applicable, relating to the issue and sale of the Shares to the Purchasers which press releases shall be approved by each party to this Agreement.

     3.13 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Shares for working capital and general corporate purposes and not for the satisfaction of any portion of Company borrowings or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

     3.14 Reimbursement. In the event that any Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated pursuant to the Transaction Documents, the Company will reimburse such Purchaser for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. In addition, with respect to each Purchaser, other than with respect to any matter in which such Purchaser is a named party, the Company will pay such Purchaser the charges, as reasonably determined by such Purchaser, for the time of any officers or employees of such Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of each Purchaser and partners, directors, agents, employees and controlling persons (if any), as the case may be, of each Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, each Purchaser and any such affiliate and any such person. The Company also agrees that no Purchaser or any such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Purchaser or entity in connection with the transactions contemplated by this Agreement.

                            ARTICLE IV

                            CONDITIONS

     4.1  (a)    Conditions Precedent to the Obligation of the
Company to Sell the Series B Shares. The obligation of the Company to sell the Series B Shares hereunder is subject to the satisfaction or waiver by the Company, at or before the Series B Closing, of each of the following conditions:

               (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Series B Closing Date, as though made on and as of such date;

               (ii) Performance by the Purchasers.  Each
Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Series B Closing; and

               (iii)     No Injunction.  No statute, rule,
regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights
Agreement.

          (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Series B Shares. The obligation of each Purchaser hereunder to acquire and pay for the Series B Shares is subject to the satisfaction or waiver by such Purchaser, at or before the Series B Closing, of each of the following conditions:

               (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Series B Closing Date as though made on and as of such date;

               (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Series B Closing;

               (iii)     No Injunction.  No statute, rule,
regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights
Agreement;

               (iv) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event which had a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials (for purposes hereof changes in the market price of the Common Stock may be considered in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

               (v)  No Suspensions of Trading in Common Stock.
The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market which suspension shall remain in effect.

               (vi) Listing of Common Stock. The Company shall have filed a listing application to list the Underlying Shares for trading on the Nasdaq National Market;

               (vii) Legal Opinion. The Company shall have delivered to the Purchasers the opinions of Donald F. Crane, Jr., the Company's general counsel, and Dewey Ballantine LLP, outside counsel to the Company, in substantially the form attached hereto as Exhibit C-1 and Exhibit C-2, respectively;

               (viii)    Required Approvals.  All Required
Approvals shall have been obtained other than those relating solely to the Series C Shares and the Series D Shares;

               (ix) Shares of Common Stock. On or prior to the Series B Closing Date, the Company shall have duly reserved the number of Underlying Shares required by the Transaction Documents to be reserved for issuance upon conversion of Series B Shares and payment of dividends thereon;

               (x) Delivery of Stock Certificates. The Company shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Series B Shares, registered in the name of such Purchaser, each in form satisfactory to the Purchaser;

               (xi) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights
Agreement;

               (xii) Certificates of Designation. The Series B Designation shall have been duly filed with the Secretary of State of Delaware, and the Company shall have delivered a copy thereof to the Purchaser certified as filed by the office of the Secretary of State of Delaware;

               (xiii)    Change of Control.  No Change of Control
(as hereafter defined) shall have occurred between the date hereof and the Series B Closing Date; and

               (xiv)     Transfer Agent Instructions.  The
Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

          4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Series C Shares and the Series D Shares. The obligation of each Purchaser hereunder to acquire and pay for the Series C Shares and the Series D Shares is subject to the satisfaction or waiver by each Purchaser, at or before the Series C Closing or the Series D Closing, as applicable, of each of the following conditions:

               (i) Series B Closing. The Series B Closing shall have occurred;

               (ii) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Series C Closing Date and the Series D Closing Date, as applicable, as though made on and as of such date;

               (iii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Series C Closing Date and the Series D Closing Date, as applicable;

               (iv) Underlying Shares Registration Statements. With respect to the Series C Closing, the Underlying Shares Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series B Shares and as payment of dividends thereon shall have been declared effective under the Securities Act by the Commission; and with respect to the Series D Closing, the Underlying Shares Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series C Shares and as payment of dividends thereon shall have been declared effective under the Securities Act by the Commission; and on each such Closing Date such Underlying Shares Registration Statement shall be effective, not subject to any stop order and not be subject to any suspension pursuant to Section 3(p) of the Registration Rights Agreement, and shall have been effective and shall not have been subject to any stop order for the ninety (90) days prior to such Closing Date and no stop order shall be pending or threatened as at such Closing Date;

               (v) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court of governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares;

               (vi) Adverse Changes. During the period which is 10 Trading Days prior to the date of the delivery of either a Series C Subsequent Financing Notice or a Series D Subsequent Financing Notice and the date of the Series C Closing and the Series D Closing, respectively, the closing bid price on the Common Stock shall not have decreased by more than 50% from the highest closing bid price during such period; provided, however, that if the closing bid price shall have so decreased by more than 50%, but shall have subsequently increased so that on the applicable Closing Date it is no more than 25% below the highest closing bid price during such period then this condition shall be satisfied;

               (vii)     Litigation.  No material litigation
shall have been instituted or threatened against the Company;

               (viii) Management. In the reasonable judgment of each Purchaser, there have been no substantial changes in the senior management of the Company, other than the hiring of a new Chief Executive Officer or new Chief Financial Officer in connection with the Company's search, in effect on the date of this Agreement, to fill such positions;

               (ix) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the Nasdaq National Market, the Common Stock is then listed and approved for trading on the Nasdaq SmallCap Market within one (1) trading day thereof);

               (x) Listing of Common Stock. The Common Stock shall have been at all times since the Series B Closing Date, and on the Series C Closing Date and the Series D Closing Date be listed for trading on the Nasdaq National Market or Nasdaq
SmallCap
Market;

               (xi) Change of Control. No Change of Control in the Company shall have occurred. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i),
(ii) or (iii);

               (xii) Legal Opinion. The Company shall have delivered to the Purchasers the opinions of the Company's general counsel and outside counsel, in substantially the form attached hereto as Exhibit C-1 and Exhibit C-2, respectively, each dated the applicable Closing Date;

               (xiii)    Required Approvals.  All Required
Approvals shall have been obtained;

               (xiv) Shares of Common Stock. On each of the Series C Closing Date and the Series D Closing Date the Company shall have duly reserved the number of Underlying Shares required by this Agreement to be reserved for issuance upon conversion of Series C Shares and Series D Shares, respectively, and payment of dividends thereon;

               (xv) Delivery of Stock Certificates. The Company shall have delivered to each Purchaser or such Purchaser's designee the stock certificate(s) representing the Shares, being purchased at such Closing, registered in the name of such Purchaser, each in form satisfactory to such Purchaser;

               (xvi)  Performance of Conversion/Exercise
Obligations. The Company shall have delivered Underlying Shares upon conversion of Shares and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of each Certificate of Designation;

               (xvii) Closing Thresholds. (a) (i) The Company shall have sold and the Purchasers shall have purchased, pursuant to this Agreement, including amounts sold and purchased on the applicable Closing Date, Preferred Stock with a purchase price of at least $11,000,000, or (ii) with respect to the transactions contemplated by the Transaction Documents, the Company shall have received the approval of its stockholders necessary to satisfy the shareholder approval provisions of the Nasdaq Stock Market, or any other exchange or market on which the Common Stock is then listed or traded, with respect to the issuance of 20% or more of a company's capital stock, or any similar stockholder approval requirements, or (b) on each of the 30 Trading Days prior to the applicable Closing Date, the Per Share Market Value of the Common Stock shall have been at least $4.50 per share; and

               (xviii)   Transfer Agent Instructions.  The
Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent.

               (xix) Officer's Certificate. On each Closing Date the Company shall deliver to the Purchaser's an Officer's Certificate dated the Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of such Closing Date.


                           ARTICLE V

                         MISCELLANEOUS

          5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

          5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement and each Certificate of Designation (each when filed) contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, except that the provisions of Section 3 and Section 5 of the Engagement Letter shall survive.

          5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall as set forth below each parties name on Schedule 1, and if to the Company with copies to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, NY 10019, Attn: Frederick Kanner, Esq., fax:
(212) 259-7302, and if to any Purchaser with copies to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, NY 10104, Attn: Kenneth L. Henderson, Esq., fax: (212) 541-4630, or such other address as may be designated in writing hereafter, in the same manner, by such person.

          5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

          5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. No Purchaser may assign this Agreement (other than to an Affiliate of such Purchaser) or any rights or obligations hereunder without the prior written consent of the Company, except that any Purchaser may assign its rights hereunder and under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 2.2. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

          5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          5.9 Survival. The agreements and covenants contained in Article III and this Article V shall survive the delivery and conversion of the Shares pursuant to this Agreement and the representations and warranties of the Company and the Purchasers contained in Article II shall survive each Closing hereunder and any conversion of Shares.

          5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          5.11 Publicity. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent.

          5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

          5.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

          5.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

          5.15 No Reliance. Each party acknowledges that (i) it has such knowledge in business and financial matters as to be fully capable of evaluating this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby,
(ii) it is not relying on any advice or representation of the other party in connection with entering into this Agreement, the other Transaction Documents or such transactions (other than the representations made in this Agreement or the other Transaction Documents), (iii) it has not received from such party any assurance or guarantee as to the merits (whether legal, regulatory, tax, financial or otherwise) of entering into this Agreement or the other Transaction Documents or the performance of its obligations hereunder and thereunder, and (iv) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and has entered into this Agreement and the other Transaction Documents based on its own independent judgment and on the advice of its advisors as it has deemed necessary, and not on any view (whether written or oral) expressed by such party.


           [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGE FOLLOWS]




                             IN WITNESS WHEREOF,
the parties hereto have caused this Convertible Preferred Stock Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

CYTOGEN CORPORATION                     SOUTHBROOK INTERNATIONAL INVESTMENTS,
                                        LTD.

By: /s/ Thomas J. McKearn               By: /s/ Kenneth L. Henderson
    ---------------------                   -----------------------------
    Name: Thomas J. McKearn                  Name:  Kenneth L. Henderson
    Title:Chairman, President                Title: Attornedy In Fact
         & Chief Executive Officer

                                        WESTOVER INVESTMENTS L.P.

                                        By: /s/ William E. Rose
                                            ----------------------------
                                            Name:  William E. Rose
                                            Title: Authorized Signatory

                                        MONTROSE INVESTMENTS L.P.

                                        By: /s/ William E. Rose
                                            ----------------------------
                                            Name:  William E. Rose
                                            Title: Authorized Signatory

                                        HERACLES FUND
                                        By Promethean Investment Group
                                        L.L.C., its investment advisor

                                        By: /s/ James F. O'Brien, Jr.
                                            -----------------------------
                                            Name:  James F. O'Brien, Jr.
                                            Title: Managing Member

                                       THEMIS PARTNERS, L.P.
                                       By Promethean Investment Group
                                       L.L.C., its general partner

                                       By: /s/ James F. O'Brien, Jr.
                                           -------------------------------
                                           Name: James F. O'Brien, Jr.
                                           Title: Managing Member

                                       BROWN SIMPSON STRATEGIC GROWTH
                                       FUND, L.P.

                                       By: /s/ Mitchell D. Kay
                                           -------------------------------
                                           Name:  Mitchell D. Kay
                                           Title: Principal

                                       BROWN SIMPSON STRATEGIC GROWTH
                                       FUND, LTD.

                                       By: /s/ Mitchell D. Kay
                                           -------------------------------
                                           Name:  Mitchell D. Kay
                                           Title: Principal






                 Exhibit A Filed as Exhibit 3.1






                 Exhibit B Filed as Exhibit 10.2





                           EXHIBIT C-1



  December 9, 1997



  Southbrook International
  Investments, Ltd.                        Heracles Fund
  C/o Trippoak Advisors                    Bank of Bermuda (Cayman)
  Inc.                                     P.O. Box 513
  630 Fifth Avenue, Suite 2000             3rd Floor British
  New York, NY 10111                         American Center
                                           Dr. Roy's Drive
  Westover Investments, L.P.               Georgetown, Grand Cayman
  c/o HBK Investments, L.P.                Cayman Island, BWI
  777 Main Street, Suite 2750
  Fort Worth, Texas 76102                  Themis Partners, L.P.
                                           c/o Promethean Investment
  Montrose Investments, L.P.               Group, L.L.C.
  c/o HBK Investments, L.P.                40 West 57th Street
  777 Main Street, Suite 2750              Suite 1520
  Fort Worth, Texas 76102                  New York, NY 10019

  Brown Simpson Strategic Growth           Brown Simpson Strategic
  Fund, L.P.                               Growth Fund, Ltd.
  152 West 57th Street, 40th Floor         152 West 57th Street, 40th Floor
  New York, New York, 10019                New York, New York 10019


  Re:  Cytogen Corporation


  The undersigned is Vice President and General Counsel of Cytogen Corporation, a Delaware corporation (the "Company"), and provides this opinion in connection with the execution and delivery of the Convertible Preferred Stock Purchase Agreement, dated as of December 8, 1997 (the "Purchase Agreement"), by and among the Company and Southbrook International Investments, Ltd., Westover Investments, L.P., Montrose Investments, L.P., Heracles Fund, Themis Partners, L.P., Brown Simpson Strategic Growth Fund, L.P., and Brown Simpson Strategic Growth Fund, Ltd. (collectively, the "Purchasers"), pursuant to which the Company is issuing to the Purchasers shares of its Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement.

  This opinion is delivered to you pursuant to Section 1.3 of the Purchase Agreement.

  In connection with this opinion, I have examined:

  (a)     An executed copy of the Purchase Agreement;
  (b)     The Series B Designation of the Company;
  (c)     The Registration Rights Agreement;
  (d) The Certificate of Incorporation and By-laws of the Company and of each Subsidiary, each as amended to the date hereof; and
  (e) Records of proceedings and actions of the Board of Directors of the Company and of the Finance Committee thereof relating to the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

  The documents reference is (a) through (d) above are referred to herein as the "Operative Documents").

  I have also examined such additional corporate records of the Company and such other documents and public records as I have deemed necessary or appropriate to render the opinions contained herein.

  I have assumed the genuineness of all signatures (except those of officers of the Company), the authenticity of all documents submitted to me as originals and the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies. I have also assumed, without verification, the legal capacity of each individual who has executed documents or instruments in connection with the transaction contemplated hereby. With respect to certain factual matters, I have relied, without independent investigation on the facts stated in the representations and warranties contained in the Purchase Agreement and the Schedules thereto and the SEC Documents (other than in each case facts constituting conclusions of law).

  I have also assumed, without verification (i) that the parties to the Purchase Agreement and the other agreements, instruments and documents executed in connection therewith, other than the Company, have the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Purchase Agreement and such other agreements, instruments and documents, (ii) the due authorization, execution and delivery by such other parties of the Purchase Agreement and such other agreements, instruments and documents, and (iii) that the Purchase Agreement and such other agreements, instruments and documents constitute legal, valid and binding obligations of each such other party, enforceable against such other party in accordance with their respective terms.

  Based upon and subject to the foregoing, I am of the opinion that:

  1. Each of the Company and its Subsidiaries is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than the Subsidiaries. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

  2. The execution, delivery and performance of the Operative Documents by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or Bylaws,
  (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or
  (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected. To our knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

  3. Other than as may be set forth in Schedule 2.1(f) to the Purchase Agreement, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents.

  4. To my knowledge, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material collectively, the "SEC Documents") on a timely basis. As of their respective dates, the SEC Documents complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

  I do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in laws, changes in facts or any other matters that hereafter might occur or be brought to my attention that did not exist on the date hereof and of which I had no knowledge.

  Very truly yours,



  By:    /s/ Donald F. Crane
         -----------------------------
         Name:  Donald F. Crane
         Title: Vice President General Counsel
                 and Secretary





                             EXHIBIT C-2



                                        December 9, 1997


   Southbrook International Investments, Ltd.
   Westover Investments L.P.
   Montrose Investments L.P.
   Heracles Fund
   Themis Partners, L.P.
   Brown Simpson Strategic Growth Fund, L.P.
   Brown Simpson Strategic Growth Fund, Ltd.
   c/o Brown Simpson Strategic Growth Fund, L.P.
   152 West 57th Street
   40th Floor
   New York, NY 10019

   Ladies and Gentlemen:

          We have acted as counsel to Cytogen Corporation, a Delaware corporation (the "Company"), in connection with the execution and delivery of the Convertible Preferred Stock Purchase Agreement, dated as of December 9, 1997 (the "Purchase Agreement"), by and among the Company and Southbrook International Investments, Ltd., Westover Investments L.P., Montrose Investments L.P., Heracles Fund, Themis Partners L.P., Brown Simpson Strategic Growth Fund, L.P. and Brown Simpson Strategic Growth Fund, Ltd. (collectively, the "Purchasers"), pursuant to which the Company is issuing to the Purchasers shares of its 6% Convertible Preferred Stock, Series B, par value $0.01 per share (the "Series B Preferred"). This opinion is being delivered to you pursuant to Section 4.2 (xii) of the Purchase Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Purchase Agreement.

            In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

            (a)  a copy of the Restated Certificate of
          Incorporation of the Company, including all amendments thereto, as in effect on the date hereof (the
          "Certificate of Incorporation");

            (b) a copy of the By-laws of the Company, as amended to date;

            (c) a record of corporate proceedings of the Company relating to the authorization of the issuance, sale and delivery of the Shares being sold by the Company to the Purchasers, including the execution and delivery of the Purchase Agreement and Registration Rights Agreement;

            (d)  an executed copy of the Purchase Agreement;

            (e)  the Registration Rights Agreement; and

            (f)  the Certificate of Designation of the Company's
          6% Convertible Preferred Stock, Series B (the
          "Certificate of Designation").

            The documents referred to in (a) through (f) above are referred to herein as the "Operative Documents."

            For the purpose of this opinion, we have assumed that the certificates representing the Shares being sold by the Company to the Purchasers will conform as to form to the specimen certificate thereof examined by us, which assumption we have not independently verified.

            In addition, we have had conferences with officers of the Company and with counsel for the Company and have ascertained or verified facts which we have deemed necessary or relevant.

            We have also investigated such questions of law, including, without limitation, Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended (the "Securities Act") and examined such additional corporate records of the Company and other documents and public records as we have deemed necessary or appropriate to render the opinions contained herein.

          We have assumed the genuineness of all signatures (except those of officers of the Company), the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies. We have also assumed, without verification, the legal capacity of each individual who has executed documents or instruments in connection with the transaction contemplated hereby. With respect to certain factual matters, we have relied, without independent investigation, on the facts stated in the representations and warranties contained in the Purchase Agreement and the Schedules thereto and the SEC Documents (other than in each case facts constituting conclusions of law).

            We have also assumed, without verification (i) that the parties to the Purchase Agreement and the other agreements, instruments and documents executed in connection therewith, other than the Company, have the power (including, without limitation, corporate power where applicable) and authority to enter into and perform the Purchase Agreement and such other agreements, instruments and documents, (ii) the due authorization, execution and delivery by such other parties of the Purchase Agreement and such other agreements, instruments and documents, and (iii) that the Purchase Agreement and such other agreements, instruments and documents constitute legal, valid and binding obligations of each such other party, enforceable against each such other party in accordance with their respective terms.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. The Company has the requisite corporate power and authority to enter into and consummate the transactions contemplated by each of the Operative Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Operative Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Operative Documents has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

            2. No shares of the Company's common stock, $0.01 par value per share, are entitled to preemptive rights under the Delaware General Corporation Law or the Company's Restated
   Certificate of Incorporation.

            3. The Series B Preferred has been duly authorized and, when paid for and issued in accordance with the terms of the Purchase Agreement, shall have been validly issued, fully paid and nonassessable.

            4. The Company has duly authorized and reserved for issuance such number of shares of Common Stock as are issuable upon conversion of the Series B Preferred and dividends thereon (collectively, the "Underlying Shares") in accordance with the terms of the Purchase Agreement and the Certificate of Designation. When issued by the Company in accordance with the terms of the Purchase Agreement and the Certificate of Designation, such Underlying Shares will be validly issued, fully paid and nonassessable.

          5. Assuming the accuracy of the representations and warranties of the Company set forth in Section 2.1 of the Purchase Agreement and of the Purchasers set forth in Section
   2.2 of the Purchase Agreement, the offer, issuance and sale of the Series B Preferred and the offer of the Underlying Shares to the Purchasers pursuant to the Purchase Agreement and the Certificate of Designation are exempt from the registration requirements of the Securities Act.

            We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the general corporate laws of the State of Delaware and the federal law of the United States of America. The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

            This letter is furnished solely for your information in connection with the private placement and sale of the Shares and may not be relied upon by any other person.

                                          Very truly yours,



                                          DEWEY BALLANTINE LLP



                              EXHIBIT D


December 8, 1997



Chase Mellon Shareholder Services
85 Challenger Road
Overpeck Center
Ridgefield Park, New Jersey 07660

Re:  TRANSFER AGENT INSTRUCTIONS

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement to be entered into by and among Cytogen Corporation, a Delaware corporation (the "Company"), and the buyers named therein (collectively, the "Holders") pursuant to which the Company is issuing to the Holders shares of its Series B Convertible Preferred Stock, par value $0.01 per share (the "Preferred Shares"), which shall be convertible into shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue shares of Common Stock upon conversion of the Preferred Shares (the "Conversion Shares") to or upon the order of a Holder from time to time upon (i) surrender to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon, and (ii) certificates representing Preferred Shares being converted (or an indemnification undertaking with respect to such share certificates in the case of their loss, theft or destruction). So long as you have previously received (x) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and (y) a copy of such registration statement, certificates representing the Conversion Shares shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction. Provided, however, that if you have not previously received (i) written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act, and (ii) a copy of such registration statement, then the certificates for the Conversion Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

and, provided further, that the Company may from time to time notify you to place stop-transfer restrictions on the certificates for the Conversion Shares in the event a registration statement covering the Conversion Shares is subject to amendment for events then current.

A form of written confirmation from counsel to the Company that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.
Should you have any questions concerning this matter, please contact me at (609) 520-3062.

Very truly yours,




By:    /s/ Donald F. Crane
       -------------------------------
       Name:  Donald F. Crane
       Title: Vice President General Counsel
                and Secretary


ACKNOWLEDGED AND AGREED:


By:    /s/ Gary R. Dalessandro
       -----------------------------
       Name:  Gary R. Dalessandro
       Title: Assistant Vice President
       Date:  December 8, 1997



                                  EXHIBIT I


                             NOTICE OF CONVERSION
                          AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.01 per share (the "Common Stock"), of Cytogen Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:           -------------------------------
                                   Date to Effect Conversion


                                   -------------------------------
                                   Number of shares of Preferred


                                   -------------------------------
                                   Stock to be Converted


                                   -------------------------------
                                   Number of shares of Common
                                   Stock to be Issued


                                   -------------------------------
                                   Applicable Conversion Price


                                   -------------------------------
                                   Signature


                                   -------------------------------
                                   Name


                                   -------------------------------
                                   Address



                               EXHIBIT II

                  [Dewey Ballantine LLP Letterhead]

[Addressee]
[Address]

To Whom It May Concern:

The Registration Statement on Form S-3 (File No.
333-______________) of Cytogen Corporation was declared effective at
___:____ __.M. Eastern Time on _____________, 199___.


Very truly yours,